Exhibit 99.1

For Immediate Release	Contact: Ann Storberg, Investor Relations
(517) 324-6629
AMERICAN PHYSICIANS CAPITAL, INC. COMPLETES SEPTEMBER 11, 2003 STOCK REPURCHASE AUTHORIZATION
East Lansing, Mich. (December 21, 2005)
American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) today announced that the Company completed the September 11, 2003 common stock repurchase authorization. Year-to-date, the Company has repurchased 433,500 shares of its common stock at an average price per share of $39.35, and since October 1, 2005 the Company has repurchased 168,600 shares at an average price per share of $45.42. An additional 5% common stock repurchase authorization, or approximately 425,000 shares, was approved on November 2, 2005.
“The Company’s repurchase program has given us the flexibility to effectively deploy our excess capital,” stated President and CEO R. Kevin Clinton. “In addition, our repurchase program reflects the confidence we have in our capital position and future prospects, and we will continue to be opportunistic buyers of our stock.”
Corporate Description
American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.
Forward-Looking Statement
Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. While we believe any forward-looking statements we have made are reasonable, they are subject to risks and uncertainties, and actual results could differ materially. These risks and uncertainties include, but are not limited to, the following:
•	the potential inadequacy of our loss and loss adjustment expense reserves, which could require us to make an adjustment to the level of these reserves and that may materially and adversely impact the results of operations for the period any such adjustment is made;

•	a deterioration in the current accident year experience could result in a portion or all of our deferred policy acquisition costs not being recoverable, which would result in a charge to income;

•	unforeseen costs or the need for additional reserve enhancements associated with our exit from workers’ compensation;

•	substantial jury awards against our insureds could impose liability on us exceeding our policy limits or the funds we have reserved for the payment of claims;

•	increased pressures on premium rates and our potential inability to obtain rate increases;

•	changes in competitive conditions;

•	the passing of tort reform at a national level may have a material adverse impact on our results of operations pertaining to certain markets that currently have tort reform in place at the state level;

•	recently passed tort reform legislation in Illinois may have a material adverse impact on our results of operations if claims frequency or severity trend upwards, as we may not be able to obtain rate increases the Company deems necessary;

•	an unanticipated increase in claims frequency or severity patterns;

•	our potential inability to obtain adequate and affordable reinsurance coverage from creditworthy reinsurers;

•	our potential inability to collect the full amount of our reinsurance recoverables from reinsurers experiencing financial difficulties, which could result in a future charge to income;

•	adverse regulatory and market changes in certain states of operation where our business is concentrated;

•	the loss of our relationships with medical associations;

•	an interruption or change in our principal third-party distribution relationship;

•	the potential insolvency of any of the guaranty associations in which we participate;

•	the potential inability to obtain regulatory approval of rate increases;

•	our potential inability to comply with insurance regulations;

•	a reduction in our A.M. Best Company rating;

•	negative changes in financial market conditions;

•	a significant increase in short-term interest rates;

•	a change in real estate market conditions;

•	a downturn in general economic conditions; and

•	any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934.
APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by law.

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